Exhibit 99.1

Company Contact: James S. Scully Chief Administrative Officer and Chief Financial Officer (212) 209-8040 Investor Contact: Allison Malkin/Chad Jacobs/Joe Teklits ICR, Inc. (203) 682-8200

J. CREW GROUP, INC. ANNOUNCES FIRST QUARTER FISCAL 2010 RESULTS

First Quarter Revenues Rise 20% to $413.9 million

First Quarter Diluted Earnings Per Share of $0.68

New York, NY – May 27, 2010 – J. Crew Group, Inc. [NYSE:JCG] today announced financial results for the three months ended May 1, 2010 (first quarter fiscal 2010).

First quarter highlights:

•

Revenues increased 20% to $413.9 million. Store sales increased 20% to $290.0 million, with comparable store sales increasing 15%. Comparable store sales decreased by 5% in the first quarter of fiscal 2009. Direct sales (Internet and Phone) increased 20% to $114.4 million. Direct sales decreased by 6% to $95.4 million in the first quarter of fiscal 2009.

•

Gross margin increased to 49.0% of revenues from 42.2% of revenues in the first quarter of fiscal 2009. The increase in gross margin is primarily related to decreased markdowns and promotional selling in the first quarter of 2010 compared to the first quarter of 2009.

•	Operating income increased 113.8% to $75.4 million, or 18.2% of revenues, compared with operating income of $35.3 million, or 10.2% of revenues, in the first quarter of fiscal 2009.

•	Net income was $44.7 million, or $0.68 per diluted share. Net income was $20.4 million, or $0.32 per diluted share, in the first quarter of fiscal 2009.

Millard Drexler, J. Crew’s Chairman and CEO stated: “We are very pleased with our first quarter results. We are and will continue to be focused on our mission – to innovate in our design, style, quality and customer service and to invest in our business, our associates and our customers for the long term.”

Balance Sheet highlights as of May 1, 2010

•	Cash and cash equivalents were $332.3 million at the end of the first quarter compared to $154.6 million at the end of the first quarter in the prior year.

•

Inventories at the end of the first quarter were $193.1 million, compared to $193.9 million at the end of the first quarter of fiscal 2009. Inventory per square foot decreased 3.9% as compared to the end of the first quarter of fiscal 2009.

Guidance

The Company issued its initial guidance for the second quarter and updated its guidance for fiscal 2010. The Company currently expects second quarter fiscal 2010 diluted earnings per share in the range of $0.40 to $0.45 and fiscal 2010 diluted earnings per share in the range of $2.35 to $2.45, as compared to its previous guidance range for fiscal 2010 of $2.20 to $2.30 and fiscal 2009 diluted earnings per share of $1.91.

Conference Call Information

A conference call to discuss first quarter results is scheduled for today, May 27, 2010, at 4:30 PM Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 407-0784 approximately ten minutes prior to the start of the call. The conference call will also be webcast live at www.jcrew.com. A replay of this call will be available until June 3, 2010 and can be accessed by dialing (877) 660-6853 and entering account number 3055 and conference ID number 350714.

About J. Crew Group, Inc.

J. Crew Group, Inc. is a nationally recognized multi-channel retailer of women’s, men’s and children’s apparel, shoes and accessories. As of May 27, 2010, the Company operates 246 retail stores (including 220 J.Crew retail stores, 9 crewcuts and 17 Madewell stores), the J. Crew catalog business, jcrew.com, madewell.com, and 81 factory outlet stores. Additionally, certain product, press release and SEC filing information concerning the Company is available at the Company’s website www.jcrew.com.

Forward-Looking Statements:

Certain statements herein are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including the strength of the economy, changes in the overall level of consumer spending or preferences in apparel, our ability to compete with other retailers, the performance of the Company’s products within the prevailing retail environment, our strategy and expansion plans, reliance on key personnel, trade restrictions, political or financial instability in countries where the Company’s goods are manufactured, postal rate increases, paper and printing costs, availability of suitable store locations at appropriate terms and other factors which are set forth in the Company’s Form 10-K and in all filings with the SEC made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Exhibit (1)

J. Crew Group, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except percentages and per share data)	Three Months Ended May 1, 2010	Three Months Ended May 2, 2009

Net sales
Stores	$289,981	$240,726
Direct	114,355	95,360

	404,336	336,086
Other	9,543	9,684

Total Revenues	413,879	345,770

Costs of goods sold, buying and occupancy costs	211,281	199,833

Gross Profit	202,598	145,937
As a percent of revenues	49.0%	42.2%

Selling, general and administrative expenses	127,179	110,669
As a percent of revenues	30.7%	32.0%

Operating income	75,419	35,268
As a percent of revenues	18.2%	10.2%

Interest expense, net	627	1,077

Income before income taxes	74,792	34,191

Provision for income taxes	30,066	13,746

Net income	$44,726	$20,445

Income per share:
Basic	$0.71	$0.33
Diluted	$0.68	$0.32

Weighted average shares outstanding:
Basic	63,237	62,130
Diluted	66,053	63,319

Exhibit (2)

J. Crew Group, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)	May 1, 2010	January 30, 2010	May 2, 2009

Assets
Current assets:
Cash and cash equivalents	$332,302	$298,107	$154,578
Inventories	193,081	190,231	193,923
Prepaid expenses and other current assets	27,578	29,522	30,746
Prepaid income taxes	—	1,455	9,892

Total current assets	552,961	519,315	389,139

Property and equipment, net	189,986	194,615	205,683

Other assets	24,820	24,628	20,161

Total assets	$767,767	$738,558	$614,983

Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable	$105,354	$127,733	$97,503
Other current liabilities	90,793	106,652	83,871
Current portion of long-term debt	—	—	1,100
Income taxes payable	17,699	—	—
Deferred income taxes, net	958	958	4,049

Total current liabilities	214,804	235,343	186,523

Long-term debt	49,229	49,229	98,900

Deferred credits	66,508	67,646	73,825

Other liabilities	10,474	10,462	7,361

Stockholders’ equity	426,752	375,878	248,374

Total liabilities and stockholders’ equity	$767,767	$738,558	$614,983

Exhibit (3)

Actual and Projected Store Count and Square Footage (Note 1)

Fiscal 2010 Quarter	Total stores open at beginning of the quarter	(Note 2) Number of stores opened during the quarter	Number of stores closed during the quarter	Total stores open at end of the quarter

1st Quarter (Actual)	321	4	0	325
2nd Quarter (Projected)	325	3	1	327
3rd Quarter (Projected)	327	3	0	330
4th Quarter (Projected)	330	5	0	335

Fiscal 2010 Quarter	Total gross square feet at beginning of the quarter	Gross square feet for stores opened or expanded during the quarter	Reduction of gross square feet for stores closed or downsized during the quarter	Total gross square feet at end of the quarter

1st Quarter (Actual)	1,958,140	20,168	(615)	1,977,693
2nd Quarter (Projected)	1,977,693	12,631	(7,822)	1,982,502
3rd Quarter (Projected)	1,982,502	9,764	0	1,992,266
4th Quarter (Projected)	1,992,266	29,595	0	2,021,861

Note 1 –	Store count and square footage summary excludes three clearance store locations. Above summary also includes one factory store that is temporarily closed at the time of this announcement due to flooding.

Note 2 –	Actual and Projected number of stores opened during Fiscal 2010 by quarter:

1st Quarter - two retail and two factory stores (Actual).

2nd Quarter - one retail, one factory and one Madewell store (Projected).

3rd Quarter - two retail and one Madewell store (Projected).

4th Quarter - three factory, one factory crewcuts and one Madewell stores (Projected).